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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements listed below and related Prospectuses of Intermedia Communications Inc. and Digex, Incorporated, of our report dated January 30, 2001, except for Notes 13 and 15 as to which the date is March 2, 2001, and except for Notes 5 and 17 as to which the date is November 27, 2001 with respect to the consolidated financial statements and schedule of Digex, Incorporated, included in this Annual Report (Form 10-K/A) of Digex, Incorporated for the year ended December 31, 2000.

-- (Form S-3 no. 33-99940) pertaining to the registration of Intermedia's warrants issued in connection with the 13.5% Senior Notes Due 2005 and common stock issuable upon exercise of such warrants

-- (Form S-3 no. 333-45019) pertaining to registration of $500,000,000 of Intermedia's Debt Securities, Preferred Stock, Depositary Shares and Common Stock

-- (Form S-8 no. 333-84025) pertaining to the registration of 9,000,000 shares of Digex's Class A Common Stock reserved for the Digex, Incorporated Long-Term Incentive Plan

-- (Form S-8 no. 333-34506) pertaining to the registration of 650,000 shares of Digex's Class A Common Stock reserved for the Intermedia Communications Inc. 401(k) plan

-- (Form S-8 no. 333-39098) pertaining to the registration of 6,000,000 shares of Digex's Class A Common Stock reserved for the Digex, Incorporated Long-Term Incentive Plan

--    (Form S-8 no. 333-40240) pertaining to the Digex, Incorporated 401(k) Plan


                                        /s/   ERNST & YOUNG LLP

McLean, Virginia
December 5, 2001